UiPath Reports Second Quarter Fiscal 2027 Financial Results
Revenue of $410 million increased 13 percent year-over-year
ARR of $1.938 billion increased 12 percent year-over-year
GAAP operating income of $32 million and non-GAAP operating income of $89 million
Announces leadership changes to drive next phase of growth and appointment of new Board member
NEW YORK, NY – September 3, 2026 – UiPath, Inc. (NYSE: PATH), a leader in business orchestration and automation, today announced financial results for its second quarter fiscal 2027 ended July 31, 2026.
"I am pleased with our second quarter results, demonstrating disciplined execution and the growing momentum across our platform,” said Daniel Dines, UiPath Founder and Chief Executive Officer. "AI is expanding what enterprises can automate, while increasing the need for the orchestration, governance, and exactness that deterministic automation provides. Our ability to bring AI agents, robots, systems, and people together to execute end-to-end business processes positions UiPath at the center of this opportunity. We have spent the past two years transforming our platform and strengthening our execution, and I am excited about the opportunity ahead.”
Second Quarter Fiscal 2027 Financial Highlights
•Revenue of $410 million increased 13 percent year-over-year.
•ARR of $1.938 billion as of July 31, 2026 increased 12 percent year-over-year.
•Net new ARR of $37 million.
•Dollar based net retention rate of 109 percent.
•GAAP gross margin was 80 percent.
•Non-GAAP gross margin was 82 percent.
•GAAP operating income was $32 million.
•Non-GAAP operating income was $89 million.
•Net cash flow from operations was $31 million.
•Non-GAAP adjusted free cash flow was $31 million.
•Cash, cash equivalents, and marketable securities were $1.405 billion as of July 31, 2026.
“We delivered another strong quarter, exceeding guidance across all key financial metrics,” said Ashim Gupta, UiPath Chief Operating Officer. “Our results reflect the operating discipline we’ve instilled across the business, and the momentum we’re seeing from customers and partners around our platform gives us confidence as we head into the second half of the year.”
Leadership and Board of Directors Changes
As UiPath enters its next phase of growth, the Company is sharpening leadership focus and accountability across its executive team. Ashim Gupta will focus exclusively on his role as Chief Operating Officer, concentrating his leadership on driving execution across sales, demand generation, and delivery. Hitesh Ramani has been promoted to Chief Financial Officer, building on his role as Deputy CFO and Chief Accounting Officer since 2021. Brad Brubaker has been named Chief Legal & Administrative Officer, expanding his oversight to include the People organization. Together, these changes sharpen accountability across finance, operations, and legal, positioning UiPath's leadership team for this next chapter of growth.
In addition, UiPath appointed Yazdi Bagli, Executive Vice President, IT and Enterprise Business Services at Kaiser Permanente (currently on a leave of absence while pursuing a fellowship at Harvard University), to its Board of Directors, bringing deep technology, enterprise transformation, and operational leadership experience to the Board.

“UiPath has the opportunity to help define business orchestration and automation by fundamentally transforming how work gets done,” said Hitesh Ramani, UiPath Chief Financial Officer. “Having partnered with Ashim, our leadership team, and our employees since 2021, I am excited to turn that opportunity into sustainable growth and long term value creation, through disciplined execution.”
Financial Outlook
For the third quarter fiscal 2027, UiPath expects:
•Revenue in the range of $440 million to $445 million
•ARR in the range of $1.992 billion to $1.997 billion as of October 31, 2026
•Non-GAAP operating income of approximately $100 million
For the full year fiscal 2027, UiPath expects:
•Revenue in the range of $1.789 billion to $1.794 billion
•ARR in the range of $2.065 billion to $2.070 billion as of January 31, 2027
•Non-GAAP operating income of approximately $445 million.
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Recent Business Highlights
•Introduced Maestro Case to Orchestrate Dynamic, Exception-Heavy Business Processes: UiPath launched Maestro Case, an AI-native case management capability governing dynamic, exception-laden processes like investigations and approvals across systems and people. For enterprises operating hybrid workflows, Maestro Case replaces workflows dominated by disconnected information and data with governed, visible orchestration.
•Launched UiPath Maestro Flow: UiPath announced UiPath Maestro™ Flow, a developer-first orchestration canvas combining the speed of modern, AI-native development with enterprise-grade durability and governance. Using Maestro Flow, builders can use any coding agent to design, run, observe, and govern an end-to-end process as a single artifact, from prototype to production — no rewrite required to ship.
Conference Call and Webcast
UiPath will host a webcast today, Thursday, September 3, 2026, at 5:00 p.m. Eastern Time, to discuss the Company's second quarter fiscal 2027 financial results and its guidance for the third quarter and full year fiscal 2027. The live webcast and replay details of the event will be available on the "Investor Relations" page of UiPath's website at https://ir.uipath.com.
About UiPath
UiPath (NYSE: PATH) is a leader in business orchestration and automation, trusted by organizations worldwide to transform enterprise complexity into intelligent, secure operations where AI agents reason, robots act, and people lead. Built for the modern enterprise and the world's most regulated industries, UiPath integrates automation, orchestration, AI, and testing into governed, scalable workflows—unlocking innovation at the speed of business while delivering the controls and compliance enterprise leaders demand. Visit www.uipath.com for more information.
Forward-Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995,

which are usually identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and variations of such words or similar expressions, including the negatives of these words or similar expressions.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are making this statement for purposes of complying with those safe harbor provisions.
These forward-looking statements include, but are not limited to, statements regarding: our financial guidance for the third fiscal quarter 2027 and the full fiscal year 2027; our ability to drive and accelerate future growth and operational efficiency and grow our platform, product offerings, and market opportunity; our business strategy; plans and objectives of management for future operations; the estimated addressable market opportunity for our platform and the growth of the enterprise automation market; the success of our platform and new releases including the incorporation of AI; the success of our collaborations with third parties; our customers’ behaviors and potential automation spend; and details of UiPath’s stock repurchase program. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our expectations regarding our revenue, annualized renewal run-rate (ARR), expenses, and other operating results; our ability to effectively manage our growth and sustain profitability; our ability to acquire new customers and successfully retain existing customers; the ability of the UiPath Platform™ to satisfy and adapt to customer demands and our ability to increase its adoption; our ability to grow our platform and release new functionality in a timely manner, including integration of artificial intelligence and machine learning technologies and capabilities; our ability to responsibly develop and use AI technologies in compliance with evolving legal and regulatory requirements; future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements; the costs and success of our marketing efforts and our ability to evolve and enhance our brand; our growth strategies; the estimated addressable market opportunity for our platform and for orchestration and automation in general; our reliance on key personnel and our ability to attract, integrate, and retain highly-qualified personnel and execute management transitions; our ability to obtain, maintain, and enforce our intellectual property rights and any costs associated therewith; the effect of significant events with macroeconomic impacts, including but not limited to military conflicts, changes in international trade policies, and other changes in geopolitical relationships and inflationary cost trends, on our business, industry, and the global economy; our reliance on third-party providers of cloud-based infrastructure and large language models; our ability to compete effectively with existing competitors and new market entrants, including new, potentially disruptive technologies; the size and growth rates of the markets in which we compete; and the price volatility of our Class A common stock.
Further information on risks that could cause actual results to differ materially from our guidance and other forward-looking statements can be found in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the United States Securities and Exchange Commission (SEC) on March 25, 2026, and other filings and reports that we may file from time to time with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements.
Key Performance Metric
Annualized Renewal Run-rate (ARR) is the key performance metric we use in managing our business because it illustrates our ability to acquire new subscription customers and to maintain and expand our relationships with existing subscription customers. We define ARR as annualized invoiced amounts per solution SKU from subscription licenses and maintenance and support obligations assuming no increases or reductions in customers’ subscriptions. ARR does not include the costs we may incur to obtain such subscription licenses or provide such maintenance and support. ARR also does not reflect nonrecurring rebates payable to partners (upon establishing sufficient history of their nonrecurring nature), the impact of nonrecurring incentives (such as one-time discounts provided under sales promotional programs), and any actual or anticipated reductions in invoiced value due to contract non-renewals or service cancellations other than for certain reserves (for example those for credit losses or disputed amounts). ARR does not include invoiced amounts associated with perpetual licenses or professional services. ARR is not a forecast of future revenue, which is impacted by contract start and end dates and duration. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to replace these items.
Dollar-based net retention rate represents the rate of net expansion of our ARR from existing customers over the preceding 12 months. We calculate dollar-based net retention rate as of a period end by starting with ARR from the cohort of all customers as of 12 months prior to such period end (Prior Period ARR). We then calculate the ARR from these same customers as of the current period end (Current Period ARR). Current Period ARR includes any expansion and is net of any contraction or attrition over the preceding 12 months but does not include ARR from new customers in the current period. We then divide total Current Period ARR by total Prior Period ARR to arrive at dollar-based net retention rate. Dollar-based net retention rate may fluctuate based on the customers that qualify to be included in the cohort used for calculation and may not reflect our actual performance.
Investors should not place undue reliance on ARR or dollar-based net retention rate as an indicator of future or expected results. Our presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.
Non-GAAP Financial Measures
Non-GAAP financial measures are financial measures that are derived from the condensed consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (GAAP). This earnings press release includes financial measures defined as non-GAAP financial measures by the SEC, including non-GAAP cost of licenses, non-GAAP cost of subscription services, non-GAAP cost of professional services and other, non-GAAP gross profit and margin, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating income and margin, and non-GAAP net income and non-GAAP net income per share. These non-GAAP financial measures exclude:
•stock-based compensation expense;
•amortization of acquired intangibles;
•employer payroll tax expense related to employee equity transactions;
•restructuring costs;
•charitable donation of Class A common stock;
•change in fair value of contingent consideration; and
•in the case of non-GAAP net income, estimated tax adjustments associated with the add-back items, as applicable.
Additionally, this earnings release presents non-GAAP adjusted free cash flow, which is calculated by adjusting GAAP operating cash flows for the impact of purchases of property and equipment, cash paid for employer payroll taxes related to employee equity transactions, net payments/receipts of employee tax withholdings on stock option exercises, and cash paid for restructuring costs.
UiPath uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors by excluding the effects of items that do not reflect the ordinary earnings of our operations, and as a supplement to GAAP measures. UiPath believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in UiPath’s industry, many of which present similar non-GAAP financial measures to investors. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides a reconciliation of non-GAAP financial measures used in this earnings press release to the most directly comparable GAAP financial measures. We encourage investors to consider our GAAP results alongside our supplemental non-GAAP measures, and to review the reconciliation between GAAP results and non-GAAP measures that is included at the end of this earnings press release. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of UiPath’s website at https://ir.uipath.com.

UiPath, Inc.
Condensed Consolidated Statements of Operations
in thousands, except per share data
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Revenue:
Licenses	$123,843	$112,161	$273,152	$240,447
Subscription services	266,067	238,363	518,970	455,666
Professional services and other	20,346	11,204	36,516	22,239
Total revenue	410,256	361,728	828,638	718,352
Cost of revenue:
Licenses	1,462	1,200	3,126	2,468
Subscription services	39,679	38,229	83,667	76,697
Professional services and other	39,446	24,951	70,722	49,072
Total cost of revenue	80,587	64,380	157,515	128,237
Gross profit	329,669	297,348	671,123	590,115
Operating expenses:
Sales and marketing	164,606	166,303	332,465	325,964
Research and development	83,393	98,341	176,295	193,180
General and administrative	50,066	52,889	102,772	107,568
Total operating expenses	298,065	317,533	611,532	626,712
Operating income (loss)	31,604	(20,185)	59,591	(36,597)
Interest income	10,769	12,004	21,170	24,652
Other income (expense), net	10,482	11,508	13,062	(4,456)
Income (loss) before income taxes	52,855	3,327	93,823	(16,401)
Provision for income taxes	16,766	1,743	35,209	4,570
Net income (loss)	$36,089	$1,584	$58,614	$(20,971)
Net income (loss) per share, basic	$0.07	$0.00	$0.11	$(0.04)
Net income (loss) per share, diluted	$0.07	$0.00	$0.11	$(0.04)
Weighted-average shares used in computing net income (loss) per share, basic	519,654	536,169	521,586	542,208
Weighted-average shares used in computing net income (loss) per share, diluted	523,013	542,865	525,375	542,208

UiPath, Inc.
Condensed Consolidated Balance Sheets
in thousands
(unaudited)
	As of
	July 31,	January 31,
	2026	2026
Assets
Current assets
Cash and cash equivalents	$607,414	$871,157
Restricted cash	1,475	438
Marketable securities	676,576	601,329
Accounts receivable, net of allowance for credit losses of $6,400 and $5,222, respectively	307,112	488,265
Contract assets	135,222	92,440
Deferred contract acquisition costs	86,526	84,739
Prepaid expenses and other current assets	112,305	105,577
Total current assets	1,926,630	2,243,945
Marketable securities, non-current	121,035	216,990
Contract assets, non-current	4,832	1,946
Deferred contract acquisition costs, non-current	165,022	153,708
Property and equipment, net	46,436	46,014
Operating lease right-of-use assets	63,470	64,472
Intangible assets, net	101,479	19,989
Goodwill	179,481	125,310
Deferred tax assets	230,087	233,401
Other assets, non-current	68,895	73,425
Total assets	$2,907,367	$3,179,200

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$16,848	$10,161
Accrued expenses and other current liabilities	156,930	170,496
Accrued compensation and employee benefits	89,853	121,029
Deferred revenue	543,627	603,737
Total current liabilities	807,258	905,423
Deferred revenue, non-current	71,722	103,568
Operating lease liabilities, non-current	69,438	70,940
Other liabilities, non-current	10,398	16,682
Total liabilities	958,816	1,096,613
Commitments and contingencies
Stockholders' equity
Class A common stock	5	5
Class B common stock	1	1
Treasury stock	(1,092,834)	(833,905)
Additional paid-in capital	4,673,653	4,585,430
Accumulated other comprehensive income	14,657	36,601
Accumulated deficit	(1,646,931)	(1,705,545)
Total stockholders’ equity	1,948,551	2,082,587
Total liabilities and stockholders’ equity	$2,907,367	$3,179,200

UiPath, Inc.
Condensed Consolidated Statements of Cash Flows
in thousands
(unaudited)
	Six Months Ended July 31,
	2026	2025
Cash flows from operating activities
Net income (loss)	$58,614	$(20,971)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	16,514	7,483
Amortization of deferred contract acquisition costs	52,193	44,165
Net accretion on marketable securities	(933)	(6,962)
Stock-based compensation expense	98,272	154,367
Charitable donation of Class A common stock	3,015	4,187
Non-cash operating lease expense	8,661	8,691
Provision for (benefit from) deferred income taxes	27,929	(360)
Change in fair value of contingent consideration	3,271	—
Other non-cash (credits) charges, net	(6,379)	3,940
Changes in operating assets and liabilities:
Accounts receivable	181,209	192,404
Contract assets	(40,280)	(23,514)
Deferred contract acquisition costs	(67,984)	(36,302)
Prepaid expenses and other assets	(12,165)	(21,151)
Accounts payable	6,857	(11,706)
Accrued expenses and other liabilities	(34,917)	37,841
Accrued compensation and employee benefits	(31,989)	(51,354)
Operating lease liabilities, net	(9,100)	(6,412)
Deferred revenue	(90,161)	(113,757)
Net cash provided by operating activities	162,627	160,589
Cash flows from investing activities
Purchases of marketable securities	(309,441)	(300,059)
Maturities of marketable securities	329,233	257,134
Purchases of property and equipment	(4,073)	(12,832)
Payments related to business acquisitions, net of cash acquired	(149,403)	(24,821)
Other investing, net	5,119	—
Net cash used in investing activities	(128,565)	(80,578)
Cash flows from financing activities
Repurchases of Class A common stock	(268,548)	(329,101)
Proceeds from exercise of stock options	691	523
Payments of tax withholdings on settlement of equity awards	(23,153)	(26,297)
Proceeds from employee stock purchase plan contributions	7,359	8,069
Payments of deferred or contingent consideration related to business acquisitions	(3,473)	—
Net cash used in financing activities	(287,124)	(346,806)
Effect of exchange rate changes	(9,644)	16,216
Net decrease in cash, cash equivalents, and restricted cash	(262,706)	(250,579)
Cash, cash equivalents, and restricted cash - beginning of period	871,595	879,634
Cash, cash equivalents, and restricted cash - end of period	$608,889	$629,055

UiPath, Inc.
Reconciliation of GAAP Cost of Revenue, Gross Profit and Margin to Non-GAAP Cost of Revenue, Gross Profit and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
GAAP cost of licenses	$1,462	$1,200	$3,126	$2,468
Less: Amortization of acquired intangible assets	250	251	501	491
Non-GAAP cost of licenses	$1,212	$949	$2,625	$1,977

GAAP cost of subscription services	$39,679	$38,229	$83,667	$76,697
Less: Stock-based compensation expense	1,663	3,682	3,931	7,556
Less: Amortization of acquired intangible assets	2,716	925	5,030	1,606
Less: Employer payroll tax expense related to employee equity transactions	37	71	89	141
Less: Restructuring costs	73	127	73	585
Non-GAAP cost of subscription services	$35,190	$33,424	$74,544	$66,809

GAAP cost of professional services and other	$39,446	$24,951	$70,722	$49,072
Less: Stock-based compensation expense	1,498	2,358	3,281	5,086
Less: Employer payroll tax expense related to employee equity transactions	18	34	37	61
Less: Restructuring costs	69	18	69	18
Non-GAAP cost of professional services and other	$37,861	$22,541	$67,335	$43,907

GAAP gross profit	$329,669	$297,348	$671,123	$590,115
GAAP gross margin	80%	82%	81%	82%
Plus: Stock-based compensation expense	3,161	6,040	7,212	12,642
Plus: Amortization of acquired intangible assets	2,966	1,176	5,531	2,097
Plus: Employer payroll tax expense related to employee equity transactions	55	105	126	202
Plus: Restructuring costs	142	145	142	603
Non-GAAP gross profit	$335,993	$304,814	$684,134	$605,659
Non-GAAP gross margin	82%	84%	83%	84%

UiPath, Inc.
Reconciliation of GAAP Operating Expenses, Income (Loss) and Margin to Non-GAAP Operating Expenses, Income and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
GAAP sales and marketing	$164,606	$166,303	$332,465	$325,964
Less: Stock-based compensation expense	13,895	23,402	30,677	46,988
Less: Amortization of acquired intangible assets	3,013	1,047	5,024	1,503
Less: Employer payroll tax expense related to employee equity transactions	329	404	797	851
Less: Restructuring costs	3,347	543	3,347	2,524
Non-GAAP sales and marketing	$144,022	$140,907	$292,620	$274,098

GAAP research and development	$83,393	$98,341	$176,295	$193,180
Less: Stock-based compensation expense	21,027	36,087	45,768	70,682
Less: Employer payroll tax expense related to employee equity transactions	186	450	632	840
Less: Restructuring costs	95	279	95	(52)
Non-GAAP research and development	$62,085	$61,525	$129,800	$121,710

GAAP general and administrative	$50,066	$52,889	$102,772	$107,568
Less: Stock-based compensation expense	6,879	12,477	14,615	24,055
Less: Amortization of acquired intangible assets	29	31	59	62
Less: Employer payroll tax expense related to employee equity transactions	66	140	208	267
Less: Restructuring costs	1,414	429	1,414	1,332
Less: Charitable donation of Class A common stock	—	—	3,015	4,187
Less: Change in fair value of contingent consideration	825	(277)	3,271	(277)
Non-GAAP general and administrative	$40,853	$40,089	$80,190	$77,942

GAAP operating income (loss)	$31,604	$(20,185)	$59,591	$(36,597)
GAAP operating margin	8%	(6)%	7%	(5)%
Plus: Stock-based compensation expense	44,962	78,006	98,272	154,367
Plus: Amortization of acquired intangible assets	6,008	2,254	10,614	3,662
Plus: Employer payroll tax expense related to employee equity transactions	636	1,099	1,763	2,160
Plus: Restructuring costs	4,998	1,396	4,998	4,407
Plus: Charitable donation of Class A common stock	—	—	3,015	4,187
Plus: Change in fair value of contingent consideration	825	(277)	3,271	(277)
Non-GAAP operating income	$89,033	$62,293	$181,524	$131,909
Non-GAAP operating margin	22%	17%	22%	18%

UiPath, Inc.
Reconciliation of GAAP Net Income (Loss) and GAAP Net Income (Loss) Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share
in thousands, except per share data
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
GAAP net income (loss)	$36,089	$1,584	$58,614	$(20,971)
Plus: Stock-based compensation expense	44,962	78,006	98,272	154,367
Plus: Amortization of acquired intangible assets	6,008	2,254	10,614	3,662
Plus: Employer payroll tax expense related to employee equity transactions	636	1,099	1,763	2,160
Plus: Restructuring costs	4,998	1,396	4,998	4,407
Plus: Charitable donation of Class A common stock	—	—	3,015	4,187
Plus: Change in fair value of contingent consideration	825	(277)	3,271	(277)
Tax adjustments to add-backs	(12,652)	(3,731)	(22,912)	(7,030)
Non-GAAP net income	$80,866	$80,331	$157,635	$140,505

GAAP net income (loss) per share, basic	$0.07	$0.00	$0.11	$(0.04)
GAAP net income (loss) per share, diluted	$0.07	$0.00	$0.11	$(0.04)
GAAP weighted average common shares outstanding, basic	519,654	536,169	521,586	542,208
Plus: Dilutive potential common shares from outstanding equity awards	3,359	6,696	3,789	—
GAAP weighted average common shares outstanding, diluted	523,013	542,865	525,375	542,208

Non-GAAP weighted average common shares outstanding, basic	519,654	536,169	521,586	542,208
Plus: Dilutive potential common shares from outstanding equity awards	3,359	6,696	3,789	5,407
Non-GAAP weighted average common shares outstanding, diluted	523,013	542,865	525,375	547,615
Non-GAAP net income per share, basic	$0.16	$0.15	$0.30	$0.26
Non-GAAP net income per share, diluted	$0.15	$0.15	$0.30	$0.26

UiPath, Inc.
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow
in thousands
(unaudited)

	Six Months Ended July 31,
	2026	2025
GAAP net cash provided by operating activities	$162,627	$160,589
Purchases of property and equipment	(4,073)	(12,832)
Cash paid for employer payroll taxes related to employee equity transactions	1,902	2,270
Net (receipts) payments of employee tax withholdings on stock option exercises	(149)	11
Cash paid for restructuring costs	526	11,532
Non-GAAP adjusted free cash flow	$160,833	$161,570

Investor Relations Contact
Allise Furlani
Investor.relations@uipath.com
UiPath
Media Contact
PR@uipath.com
UiPath